Corporate Capital Trust 8-K

Exhibit 10.2

AMENDING AGREEMENT

THIS AMENDING AGREEMENT dated as of the 22 day of July, 2013 MADE BETWEEN:

THE BANK OF NOVA SCOTIA

(“Scotia”)

AND:

HALIFAX FUNDING LLC

(“Halifax”)

AND:

CORPORATE CAPITAL TRUST, INC.

   (“CCT”)

AND:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

(“BNSTrust”)

WHEREAS Scotia and Halifax have entered into an ISDA Master Agreement, dated as of November 15, 2012 (as amended, the “Master Agreement”) and an ISDA Credit Support Annex, dated as of November 15, 2012 (as amended, the “Credit Support Annex”);

AND WHEREAS Scotia and Halifax have entered into Total Return Swap Transaction Master Confirmation, dated November 15, 2012 (the “Master Confirmation”);

AND WHEREAS Scotia, Halifax, CCT and BNSTrust have entered into a Custodian Agreement, dated November 15, 2012 (as amended the “Custodian Agreement”);

AND WHEREAS the parties hereto wish to effect certain amendments to the terms of the Schedule to the Master Agreement and the Credit Support Annex;

AND WHEREAS the parties hereto wish to terminate the Custodian Agreement;

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH THAT in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

(1)	Notwithstanding the terms of the Master Confirmation, if, at any time following the occurrence of a Credit Rating Decline Event, Halifax exercises its rights under Section 4(A) of the Master Confirmation to delete all of the Trade Face Amounts of all of the Reference Obligations comprised in the Portfolio, the Make-Whole Spread Amount shall be deemed to be zero but only if such Credit Rating Decline Event is continuing as at the time Halifax elects to delete such Reference Obligations.

For purposes hereof, “Credit Rating Decline Event” means Party A’s credit rating with respect to its long-term, senior unsecured indebtedness as determined by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or its successor (“S&P”) or Moody's Investors Services, Inc., or its successor (“Moody’s”) (or if neither S&P or Moody’s ratings are available, any other nationally recognized ratings service) declines below “BBB+” or “Baa1”.

(2)	Part 4(f) of the Schedule to the Master Agreement as it applies to Halifax is hereby deleted in its entirety and replaced with the following:
“In relation to Party B:	(1) the Credit Support Annex, dated November 15, 2012, between Party A and Party B, and (2) the Control Agreement, dated July 22, 2013, between Party A, Party B and State Street Bank and Trust Company.”

(3)	Paragraph 13(b)(ii) of the Schedule to the Credit Support Annex is hereby deleted in its entirety and replaced with the following:

“(ii) Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

Eligible Collateral	Party A	Party B	Valuation Percentage
Cash	n/a	X	100%
Certificates of Deposit	n/a	X	Where the relevant Certificate of Deposit is (x) issued by Party A,100%, and (y) not issued by Party A, 95%

For purposes hereof, “Certificate of Deposit” means a USD-denominated, negotiable, certificated certificate of deposit issued by The Bank of Nova Scotia having a remaining term to maturity of not more than 365 days and that can paid or delivered by book entry on the books of The Depository Trust Company; provided, however, that if Party A’s credit rating with respect to its long-term, senior unsecured indebtedness as determined by S&P or Moody's (as defined in the Master Confirmation) (or if neither S&P or Moody’s ratings are available, any other nationally recognized ratings service) declines below “BBB+” or “Baa1, Party B may elect to satisfy any Delivery Amount through the Transfer of any USD-denominated, negotiable, certificated certificate of deposit (i) having a remaining term to maturity of not more than 365 days, (ii) which can be paid or delivered by book entry on the books of The Depository Trust Company, and (iii) that is issued by a U.S. domestic, FDIC-insured commercial bank or trust company organized under the laws of the United States, or a political subdivision thereof, that has at all times (1) a market capitalization of at least USD 10,000,000,000; and (3) a long-term debt or deposit rating of at least A3 from Moody’s and A- from S&P.”

(4)	Paragraph 13(i) of the Schedule to the Credit Support Annex is hereby deleted in its entirety and replaced with the following:
“Eligibility to Hold Posted Collateral; Custodians. Notwithstanding Paragraph 6(b)(i), Party A shall hold Posted Collateral pursuant to Paragraph 6(b) only through State Street Bank and Trust Company (notwithstanding Paragraph 6(b)(i), the “Custodian”) subject to the provisions of the Control Agreement (as specified below).

Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply. Party A shall not exercise its rights under the Control Agreement to instruct the Custodian to release Collateral (as defined therein) as directed by Party A unless and until a Net Shortfall (as defined in the Total Return Swap Transaction Master Confirmation, dated November 15, 2012, between Party A and Party B (the “Master Confirmation”)) is owing by Party B pursuant to the terms of the Master Confirmation or an Event of Default or Termination Event with respect to Party B has occurred and is continuing or an Early Termination Date has been designated as a result of an Event of Default, Termination Event with respect to Party B.”

2

(5)	Paragraph 8(b) of the Credit Support Annex shall not apply in respect of any Posted Collateral in respect of which Party A has issued the relevant written direction to the Custodian in accordance with the definition of “Transfer”.
(6)	All references in the Credit Support Annex to (i) “Custodian Agreement” shall be deemed references to the Control Agreement, dated July 22, 2013, between Party A, Party B and State Street Bank and Trust Company (the “Control Agreement”), (ii) “Collateral Account” shall be deemed references to the Securities Account, the Deposit Account or both (as each is defined in the Control Agreement), and (iii) “Depository Account” shall be deemed references to the Deposit Account (as defined in the Control Agreement).
(7)	The definition of “Transfer” set out in Paragraph 13(m)(xiv) of the Schedule to the Credit Support Annex is hereby deleted in its entirety and replaced with the following:
“Paragraph (i) of the definition of “Transfer” shall be deleted and replaced with the following:
“(i)	in the case of Cash to be Transferred by Party B, by wire transfer into the Deposit Account (as defined in the Control Agreement) and in the case of Cash to be Transferred by Party A, by the issuance of a written direction to the Custodian directing the payment to Party B out of such Deposit Account of the requisite amount of cash subject to the existing balance of the Deposit Account; and
(ii)	in the case of Certificates of Deposit to be Transferred by Party B, the book entry transfer thereof on the books of The Depository Trust Company to the Securities Account in the name of the Custodian (as specified in the Control Agreement), and, in the case of Certificates of Deposit to be Transferred by Party A, by the issuance of a written direction to Custodian directing the release to Party B out of the Securities Account of such Certificates of Deposit.”

(8)	The definition of “Custodian Agreement” set out in Paragraph 13(m)(xiv) of the Schedule to the Credit Support Annex is hereby deleted.

(9)	Paragraph 13(m)(xvi) of the Schedule to the Credit Support Annex is hereby amended by deleting the words “the Account Documents (as defined in the Custodian Agreement)” and substituting “the relevant documents and agreements evidencing the Collateral Accounts entered into between Party B and the Custodian”.

(10) For all purposes of the Credit Support Annex, “Value” means, in the context of a Certificate of Deposit issued by Party A, the principal amount thereof so long as such Certificate of Deposit constitutes a primary issuance arranged through a Designated Party (as defined in the Master Confirmation) of Party A on behalf of Party B or its custodian for the express purpose of enabling Party B to satisfy any Delivery Amount obligation and was not acquired by Party B or its custodian from any vendor in any secondary trading market in which certificates of deposit may trade. The Value of any posted Certificate of Deposit issued by Party A which does not satisfy the foregoing shall be deemed to be zero. In respect of any Certificated of Deposit not issued by Party A, the Value thereof shall be equal to the bid price obtained by the Valuation Agent on the relevant Valuation Date multiplied by the Valuation Percentage.

3

(11)	The parties hereto hereby agree that the Custodian Agreement is hereby terminated saving and excepting those provisions thereof which are expressly stated to remain in full force and effect notwithstanding the termination of such agreement.
(12)	Each of the parties hereto makes with respect to itself the representations and warranties set forth in Section 3(a) of the Master Agreement, except that, all references in such Section 3(a) of the Master Agreement to "this Agreement" (or words or phrases of similar meaning) shall be deemed to be references to this Amending Agreement and the Schedule to the Master Agreement and the Schedule to the Credit Support Annex as amended hereby.
(13)	From and after the date of this Amending Agreement, all references in the Master Agreement or the Credit Support Annex to "this Agreement" (or words or phrases of similar meaning) and all references to “this Annex” (or words or phrases of similar meaning) shall be deemed to be references to the Master Agreement and the Credit Support Annex as amended hereby.

(14)	This Amending Agreement shall be governed and construed in accordance with the laws of the State of New York.

(15)	All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Master Agreement.

(16)	All other provisions of the Master Agreement and the Credit Support Annex shall remain in full force and effect unamended and are hereby ratified by the parties hereto in all respects.

(17)	This Amending Agreement may be executed and delivered in counterparts which when taken together shall constitute a single and original agreement between the parties.

(18)	This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
4

IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the day and year first above written.

THE BANK OF NOVA SCOTIA HALIFAX FUNDING LLC		HALIFAX FUNDING LLC
		By:	Corporate Capital Trust, Inc., its Designated Manager

By:	/s/ Ronny Sirizzoti	By:	/s/ Paul S. Saint-Pierre
Name/Title:	Ronny Sirizzoti/Director	Name/Title:	Paul S. Saint-Pierre/Chief Financial Officer

By:
Name/Title:

CORPORATE CAPITAL TRUST, INC.		THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

By:	/s/ Paul S. Saint-Pierre	By:	/s/ John F. Neylan
Name/Title:	Paul S. Saint-Pierre/chief Financial Officer	Name/Title:	John F. Neylan/Trust Officer

By:	By:
Name/Title:	Name/Title:

5